 Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	April 27, 2017

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RESULTS
FOR FIRST QUARTER OF 2017

•	Q1 worldwide revenue of $171.1 million ($172.3 million on a comparable, constant currency* basis), up 23.9% as reported (up 24.8% on a comparable, constant currency* basis) over Q1 2016

•	Q1 2017 core revenue* up 11.7% over Q1 2016 core revenue* (core revenue* up 12.6% on a comparable, constant currency* basis)

•	Q1 2017 GAAP EPS was $0.32, compared to $0.10 in Q1 2016; Q1 2017 non-GAAP EPS* was $0.28, compared to $0.19 in Q1 2016

•	Q1 2017 GAAP gross margin was 44.4%, compared to 43.5% in Q1 2016; Q1 2017 non-GAAP gross margin* was 48.3%, compared to 45.9% for Q1 2016
* Constant currency revenue, core revenue, non-GAAP EPS, non-GAAP gross margin and non-GAAP net income (referenced below) are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy, today announced sales of $171.1 million for the quarter ended March 31, 2017, an increase of 23.9% over sales of $138.1 million for the quarter ended March 31, 2016. On a constant currency basis, sales for the first quarter of 2017 would have been up 24.8% over sales for the comparable quarter of 2016.

Merit’s GAAP net income for the first quarter of 2017 was $14.8 million, or $0.32 per share, compared to $4.4 million, or $0.10 per share, for the first quarter of 2016. GAAP net income for the first quarter of 2017 included a bargain purchase gain of approximately $12.2 million, or $0.27 per share pre-tax, which Merit recognized as a result of its acquisition of the critical care division of Argon Medical Devices, Inc., and approximately $(4.8) million, or $(0.11) per share pre-tax, of legal expenses Merit incurred in responding to the pending subpoena from the Department of Justice. Merit’s non-GAAP net income* for the quarter ended March 31, 2017 was $12.7 million, or $0.28 per share, compared to $8.3 million, or $0.19 per share, for the quarter ended March 31, 2016. Given the circumstances of the Argon acquisition, which closed during the first quarter of 2017, and the complexity of the transaction, the entire purchase price allocation for the transaction (as well as the gain on bargain purchase) is considered provisional at this time and is subject to adjustment to reflect new information obtained about factors and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date, while the measurement period remains open.

Merit’s sales by category for the three months ended March 31, 2017, compared to the corresponding period in 2016, were as follows:

	Three Months Ended March 31,

	% Change	2017	2016
Cardiovascular
Stand-alone devices	47.9%	$64,108	$43,331
Custom kits and procedure trays	0.0%	28,875	28,879
Inflation devices	4.5%	18,507	17,712
Catheters	24.5%	29,753	23,899
Embolization devices	16.2%	12,527	10,783
CRM/EP	38.8%	11,017	7,940
Total	24.3%	164,787	132,544

Endoscopy
Endoscopy devices	13.5%	6,282	5,533

Total	23.9%	$171,069	$138,077

“Our management team is pleased with our performance during the first quarter, especially with the activities involved in the integration of the acquisitions of DFINE, the critical care division of Argon and the assets of Catheter Connections,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We delivered strong revenue growth across all sales divisions in the first quarter.”

“We continue to focus on our promised deliverables, revenue growth, gross margin expansion, our R&D pipeline, and discipline in controlling our SG&A expenses,” Lampropoulos said.

“We plan to deliver a two-year extension of our three-year plan following the second quarter of 2017,” Lampropoulos added. “We reaffirm our revenue guidance of $713-$723 million and non-GAAP earnings of $1.15-$1.20 per share for the year ending December 31, 2017, without reduction due to our recent public stock offering. Our guidance on GAAP EPS for the year ending December 31, 2017 is updated from $0.54-$0.60 to $0.80-$0.86 to reflect the bargain purchase gain recognized from the Argon acquisition.”

2017 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates that for the year ending December 31, 2017, absent material acquisitions or non-recurring transactions, Merit's revenues will be in the range of $713-$723 million, an increase of approximately 18-20%, compared to revenues of $603.8 million for the year ended December 31, 2016. Also, based on information currently available to Merit's management, Merit estimates that, absent material acquisitions or non-recurring transactions, Merit's GAAP earnings per share for 2017 will be in the range of $0.80-$0.86 and non-GAAP* earnings per share for 2017 will be in the range of $1.15-$1.20. Merit’s financial guidance for the year ending December 31, 2017 is subject to risks and uncertainties, including, but not limited to, potential accounting adjustments attributable to Merit’s ongoing valuation of intangibles and other financial assets acquired from Argon Medical Devices, Inc. and Catheter Connections, Inc., as well as risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 1848749) today, Thursday, April 27, 2017, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672, and the international number is (508) 637-5656. A live webcast will also be available for the conference call at www.merit.com/investors.

BALANCE SHEET
(In thousands)

	March 31, 2017 (Unaudited)	December 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$26,464	$19,171
Trade receivables, net	95,252	80,521
Employee receivables	161	198
Other receivables	4,902	5,445
Inventories	134,310	120,695
Prepaid expenses and other assets	7,778	6,226
Prepaid income taxes	2,604	2,525
Deferred income tax assets	—	8,219
Income tax refunds receivable	680	423
Total Current Assets	272,151	243,423

Property and equipment, net	283,384	276,573
Intangibles, net	208,590	182,697
Goodwill	219,911	211,927
Deferred income tax assets	2,047	171
Other assets	29,098	28,012
Total Assets	$1,015,181	$942,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	32,625	30,619
Accrued expenses	52,875	44,947
Current portion of long-term debt	16,998	10,000
Advances from employees	479	572
Income taxes payable	2,120	2,193
Total Current Liabilities	105,097	88,331

Deferred income tax liabilities	20,482	25,981
Liabilities related to unrecognized tax benefits	438	438
Deferred compensation payable	9,399	9,211
Deferred credits	2,510	2,550
Long-term debt	220,408	314,373
Other long-term obligations	4,505	3,730
Total Liabilities	362,839	444,614

Stockholders' Equity
Common stock	344,498	206,186
Retained earnings	308,687	293,885
Accumulated other comprehensive loss	(843)	(1,882)
Total stockholders' equity	652,342	498,189
Total Liabilities and Stockholders' Equity	$1,015,181	$942,803

INCOME STATEMENT
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

SALES	$171,069	$138,077

COST OF SALES	95,127	77,977

GROSS PROFIT	75,942	60,100

OPERATING EXPENSES
Selling, general and administrative	57,771	41,704
Research and development	12,525	10,588
Contingent consideration expense	37	102
Total	70,333	52,394

	5,609	7,706
INCOME FROM OPERATIONS

OTHER INCOME (EXPENSE)
Interest income	83	9
Interest (expense)	(2,706)	(1,329)
Bargain purchase gain	12,243	—
Other income (expense)	264	(480)
Total other income (expense) - net	9,884	(1,800)

INCOME BEFORE INCOME TAXES	15,493	5,906

INCOME TAX EXPENSE	690	1,555

NET INCOME	$14,803	$4,351

EARNINGS PER COMMON SHARE-
Basic	$0.33	$ 0.10

Diluted	$0.32	$ 0.10

AVERAGE COMMON SHARES-
Basic	44,830	44,275

Diluted	45,820	44,579

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles which are generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	non-GAAP earnings per share;

•	non-GAAP gross margin; and

•	non-GAAP net income.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such expenses in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expense resulting from litigation or governmental proceedings. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Reconciliation
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustment of $1.3 million for the three-month period ended March 31, 2017 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2016.

Core Revenue
Merit’s core revenue is defined as reported revenue excluding revenues from the acquisitions of the HeRO® Graft (excluded January 2017 only) and DFINE, Inc. in 2016 and Catheter Connections, Inc. and the critical care division of Argon Medical Devices, Inc. in 2017.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three-month periods ended March 31, 2017 and 2016. Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $577,000 and $624,000 for the three-month periods ended March 31, 2017 and 2016, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016 (Unaudited)
In thousands, except per share data

	Three Months Ended
	March 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,493	$(690)	$14,803	$0.32

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,826	(1,805)	3,021	0.07
Inventory mark-up related to acquisitions	1,893	(736)	1,157	0.03
Selling, General & Administrative
Severance	1,216	(473)	743	0.02
Acquisition-related (c)	1,552	(282)	1,270	0.03
Fair value adjustment to contingent consideration (d)	37	(15)	22	0.00
Long-term asset impairment charge (b)	18	(7)	11	0.00
Amortization of intangibles	1,343	(518)	825	0.02
Special legal expense (e)	4,840	(1,883)	2,957	0.06
Other (Income) Expense
Gain from bargain purchase (f)	(12,243)	—	(12,243)	(0.27)
Amortization of long-term debt issuance costs	172	(67)	105	0.00

Adjusted net income	$19,147	$(6,476)	$12,671	$0.28

Diluted shares				45,820

	Three Months Ended
	March 31, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$5,906	$(1,555)	$4,351	$0.10

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	3,220	(1,181)	2,039	0.05
Selling, General & Administrative
Severance	1,219	(474)	745	0.02
Acquisition-related (c)	736	(286)	450	0.01
Fair value adjustment to contingent consideration (d)	101	(40)	61	0.00
Amortization of intangibles	799	(304)	495	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	257	(100)	157	0.00

Adjusted net income	$12,238	$(3,940)	$8,298	$0.19

Diluted shares				44,579

(a)	Reflects the tax effect of the non-GAAP adjustments

(b)	Represents abandoned patents

(c)	Represents costs related to acquisitions

(d)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions

(e)	Costs incurred in responding to an inquiry from the U.S. Department of Justice

(f)	Represents the bargain purchase gain realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP),
For the three months ended March 31, 2017
(Unaudited, in thousands)

	Three months ended March 31,
	% Change	2017	2016
Reported Revenue	23.9%	$171,069	$138,077

LESS Sales from:
Certain acquisitions*		16,773	—

Core Revenue	11.7%	$154,296	$138,077

	Three months ended March 31,
	% Change	2017	2016
Reported Revenue	23.9%	$171,069	$138,077

Add: Impact of foreign exchange**		1,265	—

Constant Currency Revenue	24.8%	$172,334	$138,077

*Represents sales from the acquisitions of Hero in February 2016; DFINE in July 2016; Catheter Connections in 2017; and the critical care division of Argon Medical Devices in 2017

**The constant currency revenue adjustment of $1.3 million for the three-month period ended March 31, 2017 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2016.

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 290 individuals. Merit employs approximately 4,500 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission.  Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; restrictions on Merit's liquidity or business operations resulting from its current debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual

Report on Form 10-K for the year ended December 31, 2016 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Services, Inc., in the United States and other jurisdictions.

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